UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

___________________________

EBET, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

197 E. California Ave Ste 302, Las Vegas, NV 89104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 7, 2022, EBET, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with several institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules (the “June Offering”): (i) 977,657 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of 977,657 shares of Common Stock (the “Warrants”). The combined purchase price of one share of Common Stock and accompanying Warrant is $3.58.

Subject to certain ownership limitations, the Warrants are exercisable six months after issuance. Each Warrant is exercisable into one share of Common Stock at a price per share of $5.00 (as adjusted from time to time in accordance with the terms thereof) and will expire on the fifth anniversary of the date of issuance.

The closing of the sales of these securities under the Purchase Agreements is expected to occur on or before June 15, 2022, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the private placement are expected to be approximately $3.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the June Offering for general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed to file within 45 days of the closing of the June Offering a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering all shares of Common Stock sold to investors and the shares of Common Stock issuable upon exercise of the Warrants.

The Shares, the Warrants, and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Option Agreement

On June 7, 2022, the Company entered into a Note Conversion Option Agreement (the “Option Agreement”) with CP BF LENDING, LLC (“Lender”). The Company and Lender are parties to a Credit Agreement, dated November 29, 2021, (the “Credit Agreement”) pursuant to which the Lender made a single loan to the Company of $30.0 million (the “Loan”). The parties entered into a limited waiver on certain conditions as set forth in the waiver, which included, among other items, that the parties enter into an option agreement to permit the Lender, at any time after the Company completes financings of at least $5.0 million, to convert up to $5.0 million of the principal balance of the Loan into Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below).

If Lender exercises its conversion rights or if the Loan is paid in full prior to the exercise of Lender’s conversion rights and on the date the Loan is paid in full the closing price of the Common Stock is less than the Conversion Price, on the earlier to occur of the date of such exercise or the date that the Loan is paid in full, the Company shall issue Lender a warrant to purchase 30% of the Conversion Shares with an exercise price equal to the Conversion Price. If the warrants are issued upon payment in full of the Loan, the number of warrants to be issued will be based upon an assumed exercise of the conversion right on such date.

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“Conversion Price” shall mean (i) if the Company sells any shares of Common Stock after the date hereof, the lowest price per share of Common Stock sold until the Company completes financings of at least $5.0 million and (ii) if the Company sells Common Stock equivalents after the date of the Option Agreement until the Company completes financings of at least $5.0 million, the sum of the (A) lowest price per share for which Common Stock is issuable upon the exercise or conversion of such Common Stock equivalents until the Company completes financings of at least $5.0 million, plus the (B) cash consideration per share received in connection with the issuance of the Common Stock equivalents minus (C) the fair market value per share of Common Stock or per Common Stock equivalent with respect to any options, warrants or similar rights to acquire Common Stock or Common Stock equivalents issued in conjunction with the sale of such Common Stock or Common Stock equivalents on the date of the issuance thereof; provided that no adjustment will be made pursuant to subsection (ii)(C) above, if the exercise price of such options, warrants or similar rights to acquire Common Stock or Common Stock equivalents issued in conjunction with the sale of such Common Stock or Common Stock equivalents equals or exceeds the price determined by subsection (i) or (ii)(A) and (B) above; and provided further, however that such Conversion Price shall be subject to downward adjustment if the price per share for which Common Stock is issuable upon the exercise or conversion of such Common Stock equivalents is subsequently adjusted downward pursuant to the terms thereof. If the Company completes multiple financings, the Conversion Price shall be determined by the weighted average Conversion Price for all issuances up to and including the date that the Company completes financings of at least $5.0 million.

The forms of the Purchase Agreement, Warrant and Option Agreement are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Shares, Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2021, the Company issued 37,700 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share (“November Placement”). The Preferred Stock is convertible into Common Stock at an initial conversion price of $28.00 per share (“Preferred Conversion Price”); provided that the Preferred Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Preferred Conversion Price then in effect. In addition, nine months from the issuance date (the “Adjustment Date”), the Preferred Conversion Price shall be adjusted to the lesser of: (i) the Preferred Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date.

On June 7, 2022, the holders of a majority of the Preferred Stock approved an amendment to the terms of the Preferred Stock to: (i) waive the adjustment of the Preferred Conversion Price in connection with certain qualified private placements, including the June Offering described in Item 1.01 above; and (ii) extend the Adjustment Date to December 31, 2022 and to add an additional Adjustment Date of April 15, 2023.

On June 7, 2022, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock was filed in the State of Nevada.

Item 8.01.	Other Events.

In connection with the issuance Preferred Stock in the November Placement, the Company issued the investors warrants to purchase an aggregate of 2,019,672 of the shares of Common Stock at an initial exercise price of $30.00 per share, provided that the exercise price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the exercise price then in effect (the “Series A Warrants”). In connection with June Offering described in Item 1.01 above, the Company has agreed to reduce the exercise price of the Series A Warrants to $5.00 per share and the Series A Warrant holders have agreed to waive the anti-dilution price protection related to the Series A Warrants in connection with certain qualified private placements, including the June Offering described in Item 1.01 above. No adjustments will be made to the number of shares underlying the Series A Warrants.

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In connection with the Loan described in Item 1.01 above, the Company issued the Lender a warrant (the “Lender Warrant”) to purchase 1,567,840 shares of Common Stock at an exercise price of $25.00 per share expiring on the earlier to occur of (i) five years following the issue date or (ii) the second anniversary of the satisfaction of all obligations of the Company under the Credit Agreement. The exercise price of the Lender Warrant is subject to “weighted-average” anti-dilution protection for issuances below the exercise price (other than certain defined exempt issuances), and the number of shares underlying the Lender Warrant shall also be adjusted for issuances to which the “weighted-average” anti-dilution protection applies. Upon the closing of the June Offering described in Item 1.01 above, the exercise price of the Lender Warrant will become $23.69 and the number of shares underlying the Lender Warrant shall become 1,654,634.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Note Conversion Option Agreement between EBET, Inc. and CP BF LENDING, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.
Date: June 8, 2022
By: /s/ Jim Purcell
Jim Purcell
Chief Financial Officer

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